Exhibit 10.67

PROMISSORY NOTE THIRD AMENDMENT AGREEMENT

THIS PROMISSORY NOTE THIRD AMENDMENT AGREEMENT (this “Agreement”) is entered into as of the 20th day of March 2020 by and between Uniroyal Global Engineered Products, Inc., a Nevada corporation (the “Company”), and Howard R. Curd, an individual residing at 1111 Ritz Carlton Drive, Apartment 1703, Sarasota, Florida 34236 (“Lender”).

WHEREAS, the Company issued a Senior Secured Promissory Note dated December 31, 2014 to Lender in the aggregate principal amount of One Million Four Hundred Seventy Thousand Fifty-Seven and 27/100 Dollars ($1,470,057.27) (the “Note”), any capitalized terms not defined in this Agreement having the meanings set forth in the Note; and

WHEREAS, Lender holds the Note; and

WHEREAS, the principal balance of the Note as of March 20, 2020 is $765,654.83; and

WHEREAS, the Company and the Lender entered into a Promissory Note Amendment Agreement dated October 1, 2017 (the “First Amendment”), whereby the Lender agreed to the Company’s deferral until October 1, 2018 of principal payments with quarterly principal payments in the amount of $153,130.97 plus accrued interest starting October 1, 2018; and

WHEREAS, the Company and the Lender entered into a Promissory Note Second Amendment Agreement dated December 15, 2018 (the “Second Amendment”), whereby the date for principal payments of the $765,654.83 note that were due to start on October 1, 2018 were deferred to a single payment due on January 15, 2021; and

WHEREAS, the Company desires to amend the Note on the terms set forth in this Third Amendment Agreement;

NOW THEREFORE, in consideration of the premises and the terms of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 2 of the Note is hereby amended by adding at the end the following sentence:, all other terms of the Note continuing unchanged:

Lender agrees to the Company’s deferral of principal payments, but not interest. Borrower shall pay accrued interest on or before April 15, 2020 and before the fifteenth day of each calendar quarter thereafter. The principal is due in a single payment together with accrued interest on January 15, 2022.

2.	Except as hereby amended, all other terms of the Note shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

UNIROYAL GLOBAL ENGINEERED

PRODUCTS, INC

(the “Company”)

By:	/s/ George Sanchez	/s/ Howard R. Curd
	George Sanchez	Howard R. Curd (“Lender”)
Executive Vice President

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